Exhibit 4.1

Certificate No.	No. of Shares

VIKING HOLDINGS LTD

INCORPORATED UNDER THE LAWS OF BERMUDA

ORDINARY SHARES

OF

PAR VALUE US$0.01

CUSIP: [•]

THIS IS TO CERTIFY:

That _____________ of _______________ is the registered holder of ______________ Ordinary share(s) of US$[0.01] each, fully paid and non-assessable, in the Company, subject to the Memorandum of Association and the Bye-Laws of the Company and transferable in accordance therewith. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile signatures of its duly authorized officers or agents.

DATED this ______ day of ____________ 20_____

Director/Officer	Director/Officer/Secretary

Countersigned and registered: EQUINTI TRUST COMPANY, LLC Transfer Agent and Registrar,

Authorised Signatory

TRANSFER OF A SHARE OR SHARES

VIKING HOLDINGS LTD (THE “COMPANY”)

FOR VALUE RECEIVED, I (we), ___________________________________________________________________________________________,

hereby sell, assign and transfer unto ________________________________________of ________________________________________________,

_________________________ Ordinary share(s), par value US$[0.01] each, of the Company represented by the within Certificate.

Dated this ______ day of _________________ 20_____

Signed by:	In the presence of:

Transferor	Witness